UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27,  2018

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Effective June 30, 2018, Kathryn L. Biberstein, Executive Vice President, Chief Compliance Officer, Chief Administrative Officer and Chief Risk Officer of Alkermes, Inc. (“Alkermes”), a U.S. subsidiary of Alkermes plc (the “Company”), will retire from Alkermes. She will transition her current responsibilities to other members of our executive management beginning March 5, 2018. Ms. Biberstein informed the Company of her retirement on February 27, 2018.

(c) Effective March 5, 2018, the Company appointed James Robinson to serve as its President and Chief Operating Officer.  Mr. Robinson will be employed by Alkermes.  On February 28, 2018, Alkermes and Mr. Robinson entered into an employment agreement in the form previously filed on November 2, 2016 as Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (the “Employment Agreement”) and an offer letter agreement (the “Offer Letter” and, together with the Employment Agreement, the “Agreements”) in respect of Mr. Robinson’s role as President and Chief Operating Officer.

Prior to joining the Company, Mr. Robinson, age 48, served as President, Americas Operations for Astellas US LLC (“Astellas”), a U.S. affiliate of Astellas Pharma Inc., a pharmaceutical company headquartered in Japan, from April 2016 through February 2018, with responsibility for the company’s operations in North and South America and oversight of approximately 2,000 employees.  From April 2013 until March 2016, Mr. Robinson served as President Astellas Pharma US, responsible for Astellas’ commercial organization in the United States. From June 2011 to April 2013, Mr. Robinson served as Senior Vice President, Sales and Marketing for Astellas, leading the U.S. organization responsible for sales, marketing, new product planning, market access and commercial operations. From 2005, when he joined Astellas, until May 2011, Mr. Robinson served as Vice President, Health Systems.  Mr. Robinson serves as Treasurer for the Pharmaceutical Research and Manufacturers of America (PhRMA) as a member of PhRMA’s board of directors. Mr. Robinson received his BS degree in marketing from DePaul University.

Under the terms of the Offer Letter, Mr. Robinson will receive an annual base salary of $675,000, a sign-on bonus of $1,000,000, and relocation benefits, and will be eligible for an annual target bonus of 75% of his base salary, based on the achievement of both individual and company performance objectives developed and determined by the Compensation Committee of the Company’s Board of Directors (the “Board”).

In addition, pursuant to the Offer Letter, subject to approval by the Compensation Committee of the Board, Mr. Robinson will be granted an option to purchase 140,000 of the Company’s ordinary shares and a restricted stock unit award of 25,000 of the Company’s ordinary shares. The exercise price per share of the option will be equal to the closing price of the Company’s ordinary shares on the date of grant, as reported on the Nasdaq Global Select Market.  The option and the restricted stock award will each vest ratably over four years on the anniversary of the grant date.

Under the Agreements, if, during the term of Mr. Robinson’s employment, Alkermes terminates Mr. Robinson without Cause or he terminates his employment for Good Reason (each such capitalized term as defined in the Employment Agreement), and he thereafter signs a general release of claims, Alkermes will provide Mr. Robinson with severance benefits, as follows: over a twelve-month period, he will receive an amount equal to one times the sum of (i) his current base salary, plus (ii) the average of his annual bonus during the prior two years, and he will be entitled to continued participation in Alkermes’ health benefit plans during such twelve-month period.

If, within 24 months following a Change in Control (as defined in the Employment Agreement), Alkermes terminates Mr. Robinson’s employment without Cause or he terminates his employment for Good Reason, Mr. Robinson will be paid a pro-rata bonus (based upon the average of his bonus for the prior two years) for the year in which the termination occurs. Additionally, he will receive a lump sum payment equal to two times the sum of his then-base salary (or the base salary in effect at the time of the change in control, if higher), plus an amount equal to the average of his annual bonus for the prior two years.  Mr. Robinson will also be entitled to continued participation in Alkermes’ health benefit plans for a period of eighteen months following the date of his termination. These change in control payments are expressly in lieu of, and supersede, those severance payments and benefits otherwise payable if Mr. Robinson is terminated without Cause or if he terminates his employment for Good Reason, provided that such termination occurs within 24 months after the occurrence of the first event constituting a Change in Control and that such first event occurs during the period of his employment. These severance payments are in addition to any accrued obligations to

Mr. Robinson that are unpaid by Alkermes prior to the date of his termination. The Agreements also contain various standard restrictive covenants, including covenants relating to non-solicitation, confidentiality and assignment of inventions.

Mr. Robinson also entered into a deed of indemnification with the Company, in the form previously filed on September 20, 2011 as Exhibit 10.1 to the Company’s Current Report on Form 8-K.

There is no arrangement or understanding between Mr. Robinson and any other person pursuant to which Mr. Robinson was appointed as an officer of Alkermes and/or the Company. Mr. Robinson is not, and has not been since January 1, 2017, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01   Regulation FD Disclosure.

On March 1, 2018, the Company issued a press release announcing Mr. Robinson’s appointment.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 7.01. Exhibit 99.1 contains hypertext links to information on the Company’s website and other parties’ websites.  The information on the Company’s website and other parties’ websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Current Report on Form 8-K.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press release issued by Alkermes plc, dated March 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC
Date: March 1, 2018	By:	/s/ David J. Gaffin
David J. Gaffin
Senior Vice President, Chief Legal Officer and Secretary